May 10, 2022
Blade Air Mobility Reports Financial Results for the First Quarter Ended March 31, 2022

•First quarter ended March 31, 2022 revenue up 187% to $26.6 million versus the prior year period
•Added 14 new organ transportation clients in the period, contributing to 186% growth in MediMobility Organ Transport and Jet revenues versus the prior year period
•Blade Airport recently saw record volumes with a 25,000 passenger annualized weekly run-rate this month, well above the pre-Covid and December 2021 peak
•Blade Europe established with the hiring of two rotorcraft industry veterans, to be headquartered in Paris

NEW YORK--(May 10, 2022)-- Blade Air Mobility, Inc. (Nasdaq:BLDE, “Blade” or the “Company”), a technology-powered air mobility platform, today announced financial results for the first quarter ended March 31, 2022.
“It's very rewarding to see such strong growth, both sequentially and year-over-year, in what has seasonally been the lightest quarter for Blade,” said Rob Wiesenthal, Blade’s Chief Executive Officer. "This is a testament to our success in diversifying Blade's geographic footprint and customer base while staying true to our core strategy of aggregating the world's best existing use cases for Urban Air Mobility and last-mile critical cargo."
Mr. Wiesenthal added, "With Omicron now largely behind us, we are pleased to be seeing record volumes across our various business lines. People are travelling again and they are trying Blade."

“Despite expected margin compression in the March quarter, we have seen a strong rebound in demand for our consumer-facing products in recent weeks as Covid restrictions have been lifted and Americans return to travel,” said Will Heyburn, Blade’s Chief Financial Officer. "In our New York airport transfer business, we're been rewarded for maintaining service levels, posting our best week of flier volumes ever this month."
“Our distinctive asset-light approach has served us well,” said Melissa Tomkiel, Blade's President. "Blade's ability to aggregate demand across our consumer and MediMobility businesses has enabled us to efficiently direct flight hours to our operators, securing exclusive, long-term access to aircraft at attractive rates.”
First Quarter Ended March 31, 2022 Financial Highlights
▪Total revenues increased 187% to $26.6 million in the current quarter versus $9.3 million in the prior year period
▪Short Distance revenues increased 300% to $4.2 million in the current quarter versus $1.1 million in the prior year period. Organic growth was driven by the resumption of our Blade Airport service and growth in demand for corporate and personal helicopter charter. Our acquisition of Helijet's commuter passenger routes, which comprises our Vancouver business, contributed $1.8 million of revenues in the period, with depressed passenger volumes due to impacts from COVID-19 restrictions in British Columbia

▪MediMobility Organ Transport and Jet revenues increased 186% to $22.1 million in the current quarter versus $7.7 million in the prior year period driven by the addition of new hospital and jet clients, our acquisition of Trinity Air Medical ("Trinity") and stronger demand for our seasonal BladeOne jet service between New York and South Florida
▪As expected, flight margin decreased this quarter, falling to 11% versus 16% in the prior year period, driven primarily by Blade Airport service, which requires operating at low passenger utilization per flight during the ramp phase and Omicron impacts to both Blade Airport and Vancouver
▪Absent Blade Airport and Vancouver, flight margin would have been approximately 17% in the current quarter
▪We expect utilization in our Blade Airport and Vancouver businesses to improve from first quarter levels as a result of improving travel demand and the elimination of COVID-19 restrictions, while recent seat price increases across our business are expected to further improve Flight Margin in future quarters
▪Net loss increased to $11.0 million in the current quarter versus net loss of $4.2 million in the prior year period, driven primarily by a $9.2 million increase in General & Administrative ("G&A") costs partially offset by a $2.6 million favorable change in the fair value of warrant liabilities
▪The increase in G&A is attributable to (i) a $2.7 million increase in staff costs attributable to new hires to support the Company becoming public in May 2021 as well as our significant growth, both organically and through the consolidation of Trinity; (ii) a $1.7 million increase in legal and regulatory advocacy fees, which we do not expect to reoccur at this level; (iii) a $1.6 million increase in Directors & Officers (“D&O”) insurance expense following the Company becoming public; (iv) a $1.0 million increase in non-cash intangibles amortization costs in connection with the Trinity and Helijet transactions; and (v) a $1.0 million increase in mergers and acquisitions (“M&A”) transaction costs
▪Adjusted EBITDA decreased to $(7.7) million in the current quarter from $(2.2) million in the prior year period. The decrease versus the prior year period is primarily attributable to additional corporate and recurring expenses related to Blade’s growth and status as a public company, partially offset by increased Flight Profit
▪Excluding $2.2 million in new recurring public company expenses paid to third parties, primarily D&O insurance costs and professional fees, Comparable Adjusted EBITDA of $(5.5) million in the current quarter decreased versus $(2.2) million in the prior year period, driven primarily by increased corporate expenses, partially offset by increased Flight Profit
Business Highlights and Recent Updates
▪Blade's Airport business has continued to experience a rapid recovery from Omicron-related impacts, achieving a record annualized weekly passenger run-rate of approximately 25,000 fliers this month, well ahead of the pre-covid and December 2021 peaks
▪On April 20, 2022 Blade announced the formation of Blade Europe, which will be headquartered in Paris, France, to accelerate international growth of Blade's urban air mobility network
▪On April 14, 2022 Blade announced an expansion of its MediMobility footprint, with the addition of 14 new transplant centers in 2022, solidifying the company’s position as the largest dedicated air transporter of human organs for transplant in the United States. Blade now serves more than 40 Organ Procurement Organizations and Transplant Centers in 20 US States
Conference Call

The Company will conduct a conference call starting at 8:00 a.m. ET on Tuesday, May 10, 2022 to review the results for the three months ended March 31, 2022.

Participants may access the call at 1-855-656-0926, international callers may use 1-412-317-5254, and request to join the Blade Urban Air Mobility earnings call. A live webcast will also be available by visiting the Investor Relations section of the Company’s website at https://ir.blade.com/news-events.

A telephonic replay will be available shortly after the conclusion of the call and until May 24, 2022. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 10166445. An archived replay of the call will also be available on the Investors Relations section of the Company’s website at https://ir.blade.com/.

Use of Non-GAAP Financial Information

Adjusted EBITDA - To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations (as shown in the table below).
Comparable Adjusted EBITDA - To provide a like-for-like comparison of the current period (a “post going public” period) to “pre going public” periods, Blade reports Comparable Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes from the current period’s Adjusted EBITDA ongoing third-party costs driven by the Company becoming a public company, namely higher D&O insurance premiums and costs in connection with preparation of reviewed and audited periodical financial statements. Management believes Comparable Adjusted EBITDA provides meaningful supplemental information regarding our continuing operating performance by excluding from the current period the impact of these public company costs that did not affect prior periods. We expect to incur similar costs in future periods, and we do not anticipate presenting similarly adjusted measures once both the current period and the comparative prior period disclosed include these expenses.
Flight Profit and Flight Margin - Blade defines Flight Profit as revenue less cost of revenue. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period.
Blade believes that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Comparable Adjusted EBITDA and Flight Profit have been reconciled to the nearest GAAP measure in the tables within this press release.

BLADE AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	For the Three Months Ended March 31,
	2022	2021	2020
Revenue	$26,630	$9,273	$6,454

Operating expenses
Cost of revenue(1)	23,707	7,797	5,872
Software development(1)	835	289	319
General and administrative(1)	13,978	4,825	2,856
Selling and marketing(1)	1,800	587	755
Total operating expenses	40,320	13,498	9,802

Loss from operations	(13,690)	(4,225)	(3,348)

Other non-operating income (expense)
Change in fair value of warrant liabilities	2,550	—	—
Interest income (expense), net	264	4	(61)
Realized loss from sale of short term investments	(136)	—	—
Total other non-operating income (expense)	2,678	4	(61)

Net loss	$(11,012)	$(4,221)	$(3,409)
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	For the Three Months Ended March 31,
Product Line(1):	2022	2021	2020
Short Distance	$4,203	$1,051	$1,846
MediMobility Organ Transport and Jet	22,115	7,727	4,529
Other	312	495	79
Total Revenue	$26,630	$9,273	$6,454
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT
($ in thousands, unaudited)

	For the Three Months Ended March 31,
	2022	2021	2020
Revenue	$26,630	$9,273	$6,454
Cost of revenue(1)	23,707	7,797	5,872
Flight Profit	$2,923	$1,476	$582
Flight Margin	11%	16%	9%
__________
(1) Cost of revenue consists principally of flight costs paid to operators of aircraft and landing fees. Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
AND COMPARABLE ADJUSTED EBITDA
(in thousands, unaudited)

	For the Three Months Ended March 31,
	2022	2021	2020
Net Loss	$(11,012)	$(4,221)	$(3,409)

Stock-based compensation	2,098	1,904	87
Depreciation and amortization	1,145	126	131
Interest (income) expense, net	(264)	(4)	61
Change in fair value of warrant liabilities	(2,550)	—	—
Realized loss from sale of short term investments	136	—	—
M&A transaction costs	973	—	—
One-time legal and regulatory advocacy fees	1,747	—	—
Adjusted EBITDA	(7,727)	(2,195)	(3,130)

Post going public incremental D&O Insurance	1,608	—	—
Post going public professional services in connection with the preparation of periodical financial statements	564	—	—
Post going public registration fees	18	—	—
Comparable Adjusted EBITDA	$(5,537)	$(2,195)	$(3,130)

BLADE AIR MOBILITY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$2,496	$2,595
Restricted cash	1,680	630
Accounts receivable	6,019	5,548
Short-term investments (cost: March 31, 2022 - $268,702; December 31, 2021 - $280,263)	266,560	279,374
Prepaid expenses and other current assets	8,503	6,798
Total current assets	285,258	294,945

Non-current assets:
Property and equipment, net	2,333	2,045
Investment in joint venture	200	200
Intangible assets, net	23,670	24,421
Goodwill	13,328	13,328
Operating right-of-use asset	958	713
Other non-current assets	880	232
Total assets	$326,627	$335,884

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$9,012	$6,369
Deferred revenue	6,281	5,976
Operating lease liability, current	496	438
Total current liabilities	15,789	12,783

Non-current liabilities:
Warrant liability	28,758	31,308
Operating lease liability, long-term	466	278
Deferred tax liability	144	144
Total liabilities	45,157	44,513

Commitments and Contingencies (Note 10)

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized at March 31, 2022 and December 31, 2021. No shares issued and outstanding at March 31, 2022 and December 31, 2021.	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 70,845,636 and 70,667,381 shares issued at March 31, 2022 and December 31, 2021, respectively.	7	7
Additional paid-in capital	370,794	368,680
Accumulated other comprehensive loss	(1,901)	(898)
Accumulated deficit	(87,430)	(76,418)
Total stockholders' equity	281,470	291,371

Total Liabilities and Stockholders' Equity	$326,627	$335,884

BLADE AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2022	2021	2020
Cash Flows From Operating Activities:
Net loss	$(11,012)	$(4,221)	$(3,409)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	1,145	126	131
Stock-based compensation	2,098	1,904	87
Change in fair value of warrant liabilities	(2,550)	—	—
Realized loss from sale of short term investments	136
Unrealized foreign exchange gain / losses	(5)	—	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,705)	(828)	(192)
Accounts receivable	(465)	473	(170)
Other non-current assets	(648)	74	58
Operating lease assets/liabilities	1	(2)	5
Accounts payable and accrued expenses	2,636	1,872	(826)
Deferred revenue	304	(3)	(458)
Net cash used in operating activities	(10,065)	(605)	(4,774)

Cash Flows From Investing Activities:
Purchase of property and equipment	(437)	(53)	(10)
Purchase of short-term investments	(265)	—	—
Proceeds from sales of short-term investments	11,699	—	—
Net cash provided by (used in) investing activities	10,997	(53)	(10)

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options	21	17	—
Taxes paid related to net share settlement of equity awards	(5)	—	—
Deferred recapitalization costs related to the merger	—	(1,770)	—
Net cash provided by (used in) financing activities	16	(1,753)	—

Effect of foreign exchange rate changes on cash balances	3	—	—
Net increase (decrease) in cash and cash equivalents and restricted cash	951	(2,411)	(4,784)
Cash and cash equivalents and restricted cash - beginning	3,225	10,337	17,368
Cash and cash equivalents and restricted cash - ending	$4,176	$7,926	$12,584

Reconciliation to the unaudited interim condensed consolidated balance sheets
Cash and cash equivalents	$2,496	$7,511	$12,467
Restricted cash	1,680	415	117
Total	$4,176	$7,926	$12,584

Non-cash investing and financing activities
Adoption of new leases under ASC 842 entered into during the period	$415	$12	$—

BLADE AIR MOBILITY, INC.
SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	For the Three Months Ended March 31,
	2022	2021	2020
Seats flown – all passenger flights(1)	18,494	2,255	4,578
__________
(1) Prior period amounts have been updated to conform to current period presentation.

About Blade Air Mobility

Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the Company predominantly uses helicopters and amphibious aircraft for its passenger routes and is also one of the largest air medical transporters of human organs for transplant in the world. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility to the public that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s estimated and future results of operations and shareholder returns, business strategies and plans, customer behavior, expenses, competitive position, industry environment and growth opportunities. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: the duration and severity of the COVID-19 pandemic, failure of the markets for our offerings to grow as expected, or at all; our ability to attract and retain customers and increase existing customer utilization rates; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology or the failure of such technology to deliver the expected results and cost savings; our ability to successfully enter new markets and launch new offerings; accidents or safety-related events involving small aircraft that create adverse publicity; the effects of competition; effects of pricing pressures; injuries to our reputation and brand; challenges to our ability to provide quality customer support at scale; events that cause decreases in our daily aircraft usage rates and flier utilization rates; shifts in customer preferences, discretionary spending and the ability of our customers to pay for our services; disruption of operations at the heliports and airports where our operations are concentrated; risks associated climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; technology system failures, defects, errors, or vulnerabilities and cyber-based attacks; our ability to receive favorable placements in mobile application marketplaces and effectively operate our mobile operating systems and applications; our ability to protect our intellectual property rights; risks related to our use of open source software; our ability to maintain and expand our facility and infrastructure network; our ability to obtain additional funding on acceptable terms, or at all; our ability to successfully navigate international expansion; our ability to identify, complete and successfully integrate acquisitions; our ability to manage future growth effectively; our ability or that of our third-party operators to obtain sufficient insurance at reasonable cost, or at all; the loss of key members of our management team; disruptions in the operations of our third-party operators, their failure to perform adequately, or their misuse of Blade-branded aircraft; the loss of our existing relationships with third-party operators or our inability to attract and retain qualified new operators to meet demand; disruptions or interference in our use of third-party web services; changes in our regulatory environment, including aviation law and FAA regulations; regulatory obstacles that may block our ability to offer our services in certain jurisdictions on a profitable basis, or at all; our ability to comply with privacy, data protection, consumer protections and environmental laws and regulations and changes to such laws and their interpretations; our ability to remediate any material weaknesses or maintain effective an effective system of disclosure controls and internal control over financial reporting; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts
For Media Relations
Phil Denning / Nora Flaherty BladeMediaRelations@icrinc.com
Investor Relations
Mike Callahan / Tom Cook BladeIR@icrinc.com
Source: Blade Air Mobility, Inc.